EXHIBIT 99.1

EXPLANATION OF RESPONSES
(1)
The reporting person is a member of the board of managers of Insight Holdings Group, LLC (“Holdings”). Holdings is the sole shareholder of Insight Associates XI, Ltd. ("IA XI Ltd"), which in turn is the general partner of Insight Associates XI, L.P. ("IA XI"), which in turn is the general partner of Insight Partners XI, L.P. (“IP XI”), Insight Partners (Cayman) XI, L.P. (“IP Cayman”), Insight Partners (Delaware) XI, L.P. (“IP Delaware”), Insight Partners XI (Co-Investors), L.P. (“IP Coinvest”) and Insight Partners XI (Co-Investors) (B), L.P. (“IP Coinvest B”). Holdings is also the sole shareholder of Insight Associates (EU) XI, SARL (“IA EU”), which in turn is the general partner of Insight Partners (EU) XI, S.C.Sp. (“IP EU”, and together with IP XI, IP Cayman, IP Delaware, IP Coinvest and IP Coinvest B, collectively, the “Insight XI Funds”). Holdings is also the sole shareholder of Insight Venture Associates X, Ltd. ("IVA X Ltd"), which in turn is the general partner of Insight Venture Associates X, L.P. (“IVA X”), which in turn is the general partner of each of Insight Venture Partners X, L.P., Insight Venture Partners (Cayman) X, L.P., Insight Venture Partners (Delaware) X, L.P. and Insight Venture Partners X (Co-Investors), L.P. (collectively, the “Insight X Funds”). In addition, Holdings is the sole shareholder of IVA X Ltd, which is the manager of IVP GP (Venice), LLC (“Venice GP”), which in turn is the general partner of IVP (Venice), L.P. (“IVP Venice”).

(2)
All Ordinary Shares of the Issuer (“Ordinary Shares”) indicated as indirectly owned by the reporting person are included herein because the reporting person is a member of the board of managers of Holdings, Holdings is the sole shareholder of IA XI Ltd, IA XI Ltd is the general partner of IA XI, and in turn, IA XI is the general partner of IP XI, IP Cayman, IP Delaware, IP Coinvest and IP Coinvest B, and the reporting person therefore may be deemed to share voting and dispositive power over such Ordinary Shares. Holdings is also the sole shareholder of IA EU, and in turn, IA EU is the general partner of IP EU, and the reporting person therefore may be deemed to share voting and dispositive power over such Ordinary Shares. Further, Holdings is the sole shareholder of IVA X Ltd, IVA X Ltd is the general partner of IVA X, and in turn, IVA X is the general partner of Insight X Funds, and the reporting person therefore may be deemed to share voting and dispositive power over such Ordinary Shares. In addition, Holdings is the sole shareholder of IVA X Ltd, which is the manager of Venice GP, which in turn is the general partner of IVP Venice. The reporting person disclaims beneficial ownership of all Ordinary Shares of the issuer held of record by the Insight XI Funds, the Insight X Funds, IVA X and IVP Venice (collectively, the “Insight Funds”), except to the extent of his pecuniary interest therein.

(3)
The price reported in Column 4 is a weighted average price. These Ordinary Shares were sold in multiple transactions by certain of the Insight Funds at prices ranging from $22.400 to $22.935, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Ordinary Shares sold at each separate price within the range set forth in footnotes (3) to (5).

(4)
The price reported in Column 4 is a weighted average price. These Ordinary Shares were sold in multiple transactions by certain of the Insight Funds at prices ranging from $22.600 to $22.945, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Ordinary Shares sold at each separate price within the range set forth in footnotes (3) to (5).

(5)
The price reported in Column 4 is a weighted average price. These Ordinary Shares were sold in multiple transactions by certain of the Insight Funds at prices ranging from $22.500 to $22.900, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Ordinary Shares sold at each separate price within the range set forth in footnotes (3) to (5).

(6)
130,865 Ordinary Shares are owned by JPH Private Investments LLC. The reporting person controls JPH Private Investments LLC. By reason of the provisions of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, the reporting person may be deemed to be the beneficial owner of the securities owned by JPH Private Investments LLC.

(7)	The Ordinary Shares are represented by restricted stock units which vest in four equal quarterly installments beginning on August 14, 2021 and August 17, 2022, as the case may be.